<F-1>





                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
LADD Furniture, Inc.:


Under date of February 6, 1998, we reported on the consolidated balance sheets of LADD Furniture, Inc. and subsidiaries as of December 28, 1996 and January 3, 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended January 3, 1998, as contained in the annual report on Form 10-K for the year ended January 3, 1998. These consolidated financial statements and our report thereon are included in the annual report on Form 10-K for the year ended January 3, 1998. In connection with our audits of the aforementioned consolidated financial statements, we also have audited the related financial statement schedule as listed in the accompanying index. This financial statement schedule is the responsibility of the company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.





Greensboro, North Carolina
February 6, 1998

<F-2>


                     LADD FURNITURE, INC. AND SUBSIDIARIES           Schedule II
                 Valuation and Qualifying Accounts and Reserves
                          (dollar amounts in thousands)


                                                     Charged
                                 Balance at        (credited)                                                 Balance at
                                beginning of      to costs and          Charged to           Deductions         end of
             Description            year            expenses          other accounts            (c)              year
----------------------------- ----------------   ----------------    ------------------     ------------     -------------
Year ended January 3, 1997     .
     Doubtful receivables              $1,625                781                     -           (1,177)            1,229
     Discounts                             83                 (3)(b)                 -                -                80
     Returns and Allowances             1,297                129 (b)                 -      -                       1,426
                               ---------------   ----------------    ------------------     ------------     -------------
                                       $3,005                907                     -           (1,177)            2,735
                               ===============   ================    ==================     ============     =============


Year ended December 28, 1996
     Doubtful receivables              $2,553              3,308                  (540)(a)       (3,696)            1,625
     Discounts                            123                (40)(b)                 -                -                83
     Returns and Allowances             1,381                (84)(b)                 -                -             1,297
                               ---------------   ----------------    ------------------     ------------     -------------
                                       $4,057              3,184                  (540)          (3,696)            3,005
                               ===============   ================    ==================     ============     =============


Year ended December 30, 1995
     Doubtful receivables              $2,832              2,898 .              (1,085)(a)       (2,092)            2,553
     Discounts                              0                123 (b)                 -                -               123
     Returns and Allowances             1,462                (36)(b)               (45)(a)            -             1,381
                               ---------------   ----------------    ------------------     ------------     -------------
                                       $4,294              2,985                (1,130)          (2,092)            4,057
                               ===============   ================    ==================     ============     =============


Notes
     (a) Represents businesses divested or reclassified to businesses held for sale.
     (b)  Represents net increase (decrease) in required reserve.
     (c)  Represents uncollectible receivables written-off, net of recoveries.